UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2018

Willis Towers Watson Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	001-16503	98-0352587
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Willis Group Limited, 51 Lime Street, London, EC3M 7DQ, England and Wales

(Address, including Zip Code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (011) 44-20-3124-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 23, 2018, Willis Towers Watson Public Limited Company (the “Company”) held the 2018 Annual General Meeting of Shareholders (the “2018 AGM”). Proxies for the 2018 AGM were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Company’s solicitation.

A total of 118,464,936 ordinary shares (representing approximately 89.46% of 132,417,453 ordinary shares outstanding and entitled to vote as of March 27, 2018, the record date for the 2018 AGM) were present in person or by proxy, constituted a quorum for the transaction of business, and were voted at the 2018 AGM. As described below, the Company’s shareholders approved each of the proposals considered at the 2018 AGM.

The shareholders elected Ms. Anna C. Catalano, Mr. Victor F. Ganzi, Mr. John J. Haley, Ms. Wendy E. Lane, Mr. James F. McCann, Mr. Brendan R. O’Neill, Mr. Jaymin B. Patel, Ms. Linda D. Rabbitt, Mr. Paul Thomas and Mr. Wilhelm Zeller to serve as directors until the next annual general meeting of shareholders or until his/her successor is elected and qualified. The table below sets out the number of votes cast for and against each director, as well as abstentions and broker non-votes:

DIRECTOR	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Anna C. Catalano	112,449,872	526,187	36,040	5,452,837
Victor F. Ganzi	112,771,997	199,778	40,324	5,452,837
John J. Haley	112,779,167	195,052	37,880	5,452,837
Wendy E. Lane	111,934,129	1,040,806	37,164	5,452,837
James F. McCann	109,358,718	3,601,700	51,681	5,452,837
Brendan R. O’Neill	112,888,953	87,733	35,413	5,452,837
Jaymin B. Patel	112,860,458	112,755	38,886	5,452,837
Linda D. Rabbitt	112,811,100	165,935	35,064	5,452,837
Paul Thomas	112,893,992	81,909	36,198	5,452,837
Wilhelm Zeller	112,870,770	103,286	38,043	5,452,837

The shareholders ratified, on an advisory non-binding basis, the selection of (i) Deloitte & Touche LLP to audit the Company’s financial statements and (ii) Deloitte LLP to audit the Company’s Irish Statutory Accounts, and authorized, in a binding vote, the Company’s Board of Directors, acting through the Audit and Risk Committee, to fix the independent auditors’ remuneration. Of the shares voted, 117,203,355 voted in favor, 1,240,661 voted against and 20,920 abstained.

The shareholders approved, on an advisory non-binding basis, the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement for the 2018 AGM in accordance with the Securities and Exchange Commission’s rules, including the “Compensation Discussion and Analysis,” the “Summary Compensation” table and the related tables and disclosure. Of the shares voted, 97,747,773 voted in favor, 15,204,750 voted against, 59,576 abstained and there were 5,452,837 broker non-votes.

The shareholders approved the renewal of the directors’ existing authority to issue shares under Irish law up to approximately 33% of the Company’s issued ordinary share capital. Of the shares voted, 117,260,979 voted in favor, 1,174,964 voted against and 28,993 abstained.

The shareholders approved the renewal of the directors’ existing authority to opt out of statutory pre-emption rights under Irish law for rights issues and, separately, for issuances up to approximately 10% of the Company’s issued ordinary share capital. Of the shares voted, 117,837,068 voted in favor, 441,740 voted against and 186,128 abstained.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2018	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

	By:	/s/ Matthew Furman
Matthew Furman
General Counsel